      As filed with the Securities and Exchange Commission on May 25, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          CAREER EDUCATION CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                      36-3932190
  (State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                     Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL     60195
      (Address of Principal Executive Offices)            (Zip Code)

    Career Education Corporation 1998 Employee Incentive Compensation Plan
                           (Full Title of the Plan)

                                John M. Larson
                Chairman, President and Chief Executive Officer
                         Career Education Corporation
        2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL 60195
                    (Name and Address of agent for service)

                                (847) 781-3600
         (Telephone Number, including area code, of agent for service)

                                With a copy to:
                            Lawrence D. Levin, Esq.
                              Katten Muchin Zavis
                      525 West Monroe Street, Suite 1600
                            Chicago, Illinois 60661
                                (312) 902-5200

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                Proposed maximum
Title of securities           Amount to be       offering price           Proposed maximum           Amount of
to be registered              registered(1)       per share(2)      aggregate offering price(2)   registration fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share              750,000 shares         $39.00                  $29,250,000              $7,722
==================================================================================================================

(1) Includes an indeterminate number of shares of Career Education Corporation Common Stock ("Common Stock") that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on May 18, 2000.
--------------------------------------------------------------------------------
================================================================================

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the Career Education Corporation Employee Incentive Compensation Plan are effective. Accordingly, pursuant to General Instruction E to Form S-8, the Registration Statements on Form S-8 (File Nos. 333-60335 and 333-84403) filed by the Registrant with the Securities and Exchange Commission on July 31, 1998 and August 3, 1999 are hereby incorporated by reference.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

     4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K").

     4.2 Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.2 to the 1997 10-K.

     4.3 Third Amendment to the Career Education Corporation 1998 Employee Incentive Compensation Plan dated January 24, 2000.

     4.4 Specimen stock certificate representing Common Stock, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-37601).

     5 Opinion of Katten Muchin Zavis as to the legality of the shares of Common Stock being offered under the Plan.

     23.1 Consent of Arthur Andersen LLP, independent public accountants.

     23.2 Consent of Katten Muchin Zavis (contained in their opinion filed as Exhibit 5).

     24 Power of Attorney (included on the signature page of this Registration Statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoffman Estates, State of Illinois, on May 25, 2000.

                    Career Education Corporation

                    By:  /s/ John M. Larson
                         ----------------------------------------------------
                         John M. Larson
                         Chairman of the Board, President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John M. Larson and Patrick K. Pesch and, each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 25, 2000.


SIGNATURE                                           TITLE
-----------------------   -------------------------------------------------
/s/ John M. Larson        Chairman of the Board, President, Chief Executive
-----------------------   Officer (Principal Executive Officer) and a Director
    John M. Larson


/s/ Patrick K. Pesch      Senior Vice President, Chief Financial Officer and
-----------------------   Treasurer (Principal Financial and Accounting Officer)
    Patrick K. Pesch


/s/ Robert E. Dowdell     Director
-----------------------
    Robert E. Dowdell


/s/ Thomas B. Lally       Director
-----------------------
    Thomas B. Lally


/s/ Wallace O. Laub       Director
-----------------------
    Wallace O. Laub


/s/ Keith K. Ogata        Director
-----------------------
    Keith K. Ogata

                                 EXHIBIT INDEX

Exhibit
Number                                              Description
-------      ---------------------------------------------------------------------------------------
    4.3      Third Amendment to the Career Education Corporation 1998 Employee Incentive
             Compensation Plan.

    5        Opinion of Katten Muchin Zavis as to the legality of the shares of Common Stock being offered under the Plan.

   23.1      Consent of Arthur Andersen LLP, independent public accountants.

   23.2      Consent of Katten Muchin Zavis (contained in their opinion filed as Exhibit 5).

   24        Power of Attorney (included on the signature page of this Registration Statement).